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                                    EXHIBIT 5

                                   LAW OFFICES
                              SMALL, SOPER & OAKLEY

                           AN ASSOCIATION OF ATTORNEYS

ONE BURTON HILLS BOULEVARD                             DANIEL W. SMALL, ESQ.
SUITE 330                                              dsmall@nashvillelaw.net
NASHVILLE, TENNESSEE 37215                             TELEPHONE (615) 252-6000
WEB SITE - www.nashvillelaw.net                        FACSIMILE(615) 252-6001

                               September 1, 2004


Capital Bancorp, Inc.
1820 West End Avenue
Nashville, Tennessee 37203

Re: Capital Bancorp, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

         Reference is made to the Registration Statement (the "Registration Statement") on Form S-8 filed today with the Securities and Exchange Commission (the "Commission") by Capital Bancorp, Inc. (the "Company") for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 545,734 shares of the Company's authorized common stock, no par value per share (the "Shares"), which may be issued pursuant to the 2001 Capital Bancorp, Inc. Stock Plan (the "Plan"). In connection with the foregoing registration, we have acted as counsel to the Company.

         The opinions expressed below are rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K. In rendering such opinions, we have made no assumptions other than those expressly set forth in this letter, and we have relied as to factual matters that affect our opinions upon representations and warranties made by the Company without independently verifying the facts asserted therein to be true and correct, and also upon our examination of selected public records and copies of the following documents, each identified to our satisfaction:

         1. The Charter and Bylaws, together with all amendments thereof provided to us, of the Company;

         2. A Certificate of Existence for the Company, prepared by the Tennessee Secretary of State and issued August 26, 2004.

         3. Certified Resolutions of the Company's Board of Directors, dated August 19, 2004, re-approving and ratifying the reservation and future issuance of the Shares in accordance with the terms of the Plan and affirming the incumbency of the Company's officers.

         Based upon the foregoing, it is our opinion that the Shares will be, when and if issued in accordance with the terms and conditions of the Plan, legally issued, fully paid and non-assessable.

         This opinion letter is provided to you for your benefit and for the benefit of the Commission, may be relied upon by you and the Commission only in connection with the Company's filing of the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.



                                                Sincerely,


                                                /s/ Daniel W. Small
                                                -------------------------------
                                                Daniel W. Small
                                                Attorney at Law